Exhibit 13.2

INTELLIPHARMACEUTICS INTERNATIONAL INC.

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF

THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Intellipharmaceutics International Inc. (the “Company”) on Form 20-F for the period ending November 30, 2018 (the “Report”), I, Greg Powell, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1)
The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)
The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By: /s/ Greg Powell Greg Powell Chief Financial Officer (Principal Financial Officer)

Date: February 28, 2019